Exhibit 99.2

BK Technologies Declares Quarterly Dividend of $0.02 per Share

WEST MELBOURNE, FL / ACCESSWIRE / July 9, 2021 / BK Technologies Corporation (NYSE American: BKTI) today announced that its Board of Directors has declared a quarterly dividend of $0.02 per share of the Company’s common stock, payable on August 9, 2021, to stockholders of record of the Company’s common stock as of the close of business on July 26, 2021.

General Gray Payne, Chairman of the Board, said, “We are pleased to continue the Company’s capital return program with the declaration of our twenty-first consecutive quarterly dividend.”

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Company Contact:

IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com
(203) 972-9200